Exhibit 10.3

RIGHT OF FIRST OFFER AGREEMENT

THIS RIGHT OF FIRST OFFER AGREEMENT (this “Agreement”) is made and entered into as of the 24th day of June, 2015 (the “Effective Date”), by and between 8point3 Operating Company, LLC, a Delaware limited liability company (the “Operating Company”) and First Solar, Inc., a Delaware corporation (the “Sponsor”), each a “Party” and, collectively, the “Parties.”

RECITALS

WHEREAS, the Sponsor and SunPower Corporation, a Delaware corporation (the “Other Sponsor”) have created 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”) to own, operate and acquire contracted clean-energy projects with stable, long-term cash flows through the Partnership’s ownership interests in the Operating Company;

WHEREAS, the Partnership expects to grow its business and its cash available for distributions through selective acquisitions of additional assets, including assets acquired from the Sponsor and the Other Sponsor; and

WHEREAS, the Sponsor desires to grant to the Operating Company an exclusive right of first offer to acquire the ROFO Assets (as hereinafter defined) owned by the Sponsor and certain of its Affiliates on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms when used in this Agreement shall have the meanings set forth in this Section 1.1.

“8point3 Entity” means each of Holdings, the YieldCo General Partner, the Partnership and the Operating Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding anything in the foregoing to the contrary, for purposes of this Agreement, (a) neither the Sponsor nor the Other Sponsor will be deemed to constitute an Affiliate of any 8point3 Entity, and (b) the Sponsor and its Affiliates (other than any 8point3 Entity), on the one hand, and the Other Sponsor and its Affiliates (other than any 8point3 Entity), on the other hand, will not be deemed to be Affiliates of one another hereunder unless there is a basis for such Affiliation independent of their respective Affiliation with any 8point3 Entity or any Affiliate of any 8point3 Entity.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“C&I Project” means any ground-mounted or roof-top distributed solar generation system or systems designed and installed for commercial or industrial applications, which is either leased by, or subject to one or more power purchase agreements with, one or more commercial businesses, industrial companies, academic institutions, government entities, hospitals, non-profits, public entities or other entities that are neither electric utilities nor residential customers who purchase solar power directly from a generation company or a solar power plant.

“Confidential Information” means all documents, materials, data or other information with respect to the Parties and their Affiliates (including any Joint Venture) which are not generally known to the public; provided that Confidential Information shall not include information that becomes available to a Receiving Party on a non-confidential basis.

“Delaware Courts” has the meaning set forth in Section 6.9.

“Disclosing Party” has the meaning set forth in Section 5.1.

“Distributed Cash” means, with respect to any Project Company whose interests are owned directly or indirectly by the Operating Company, the aggregate amount of cash distributed to the Operating Company from such Project Company during a given period; provided that in calculating such Project Company’s Distributed Cash, any expenses incurred by the Operating Company, the YieldCo General Partner, the Partnership or any of their Affiliates directly on behalf of such Project Company during such period, and not reimbursed by the Project Company during such period, shall be deducted from the amount of cash actually distributed by such Project Company.

“Effective Date” has the meaning set forth in the preamble.

“Electricity” means electric energy, measured in kWh.

“Financing Party” means any and all Persons, or the agents or trustees representing them, providing senior or subordinated debt or tax equity financing or refinancing (including letters of credit, bank guaranties or other credit support).

“Forecasted Distributed Cash” means, with respect to any Project, the average Distributed Cash projected to be generated by such Project per year for the ensuing ten (10) year period.

“Forecasted Distributed Cash Calculation” has the meaning set forth in Section 3.2(a).

“GAAP” means United States generally accepted accounting principles, as amended from time to time.

“Governing Body” means (a) with respect to a corporation, the board of directors of such corporation, (b) with respect to a limited liability company, the manager(s) or managing member(s) of such limited liability company, (c) with respect to a limited partnership, the board, committee or other body of the general partner of such partnership that serves a similar function or the general partner itself (or if any such general partner is itself a limited partnership, the board, committee or other body of such general partner’s general partner that serves a similar function or such general partner’s general partner itself) and (d) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of clauses (a) through (d) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer or managing director.

“Governmental Entity” means any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board, bureau, agency or other statutory body, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing (including the New York Stock Exchange and NASDAQ Stock Market), in each case, that has jurisdiction or authority with respect to the applicable party or the Projects.

“Holdings” means 8point3 Holding Company, LLC, a Delaware limited liability company.

“Holdings Limited Liability Company Agreement” means the Amended and Restated Limited Liability Company Agreement of 8point3 Holding Company, LLC, as it may be further amended, modified, supplemented or restated from time to time.

“Independent Valuation Expert” means Merrill Lynch, Pierce, Fenner & Smith Incorporated or another nationally recognized investment banking firm of similar quality.

“Joint Venture” means a joint venture that is not a Subsidiary and through which the applicable Party conducts its business and operations and in which such applicable Party, owns an equity interest.

“Laws” means any and all applicable (a) laws, constitutions, treaties, statutes, codes, ordinances, principles of common law and equity, rules, regulations and municipal bylaws whether domestic, foreign or international, (b) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, and awards of any Governmental Entity, and (c) policies, practices and guidelines of any Governmental Entity which, although not actually having the force of law, are considered by such Governmental Entity as requiring compliance as if having the force of law, and the term “applicable,” with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities at the relevant time and that emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

“Lien” means any lien (including environmental and tax liens), security interest, pledge, encumbrance, claim, restriction on voting, hypothecation, option, profits or participation interests, preferential purchase right, restrictive covenant, right of first refusal, preemptive right, community property interest, mortgage, charge, title retention agreement or other encumbrance of any nature whatsoever.

“Negotiation Period” has the meaning set forth in Section 2.1.

“Non-ROFO Asset” means any Project that is (a) owned, directly or indirectly, by the Sponsor, (b) not a ROFO Asset and (c) not otherwise owned, directly or indirectly, by the Operating Company.

“Operating Company” has the meaning set forth in the preamble.

“Other Sponsor” has the meaning set forth in the recitals.

“Partnership” has the meaning set forth in the recitals.

“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of 8point3 Energy Partners LP, as it may be further amended, modified, supplemented or restated from time to time.

“Party” or “Parties” has the meaning set forth in the preamble.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Project” means a Utility Scale Project, C&I Project, Residential Project, Utility Project Site or any other asset or project that is designated as a “Project” pursuant to the Holdings Limited Liability Company Agreement.

“Project Company” means a corporation, limited liability company, partnership, joint venture, trust or other entity which is a Subsidiary or Joint Venture of the Operating Company and the direct or indirect owner of a Project.

“Receiving Party” has the meaning set forth in Section 5.1.

“Removal Notice” has the meaning set forth in Section 3.2(a).

“Removal Request” has the meaning set forth in Section 3.2(a).

“Representatives” has the meaning set forth in Section 5.1.

“Residential Project” means any ground-mounted or roof-top distributed solar generation system designed and installed for residential applications, which is leased by, or subject to a power purchase agreement with, the owner of a residence for the purpose of generating Electricity for that residence.

“Resolution Period” has the meaning set forth in Section 3.2(b).

“ROFO Asset” means, subject to the removal or replacement rights set forth in Section 3.1, the assets set forth on Annex A, as further described therein.

“Sale” means, other than in connection with any granting of Liens permitted under any indebtedness (including any tax equity financing) in respect of any ROFO Asset that is incurred from time to time and any disposition of assets resulting from the enforcement of such Liens, any direct or indirect sale by the Sponsor or any Affiliate thereof of all or any portion of the equity interest in, or all or substantially all of the assets of, any ROFO Asset; provided, that a “Sale” shall not include any (i) merger or consolidation of the Sponsor with or into, or sale of all or substantially all of the Sponsor’s assets to, a Third Party, (ii) direct or indirect sale of a ROFO Asset that is a Utility Scale Project (or any of its assets), resulting in, among other things, (A) the monetization of tax incentives associated with such ROFO Asset or (B) with respect to such Projects located outside of the United States, the participation by development partners, in each case, so long as, following the consummation of such sale, the Sponsor directly or indirectly holds interests that entitle it to at least forty-five percent (45%) of the cash distributions of such ROFO Asset, or (iii) direct or indirect sale of a partial economic interest in a ROFO Asset or any of its assets as part of a tax equity investment in such ROFO Asset, including any partnership flip transaction, sale leaseback transaction or pass-through lease transaction; provided, that the terms of any such sale referred to in clauses (ii) or (iii) above will not impair or delay the ability of the Operating Company to acquire such ROFO Asset from the Sponsor or its Affiliate in accordance with the terms of this Agreement if and when the Sponsor elects to sell, transfer or otherwise dispose of such ROFO Asset to a Third Party. The term “Sold” has the corresponding meaning.

“Sponsor” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than fifty percent (50%) of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other Governing Body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person, one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date hereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has the power to elect or direct the election of a majority of the directors or other Governing Body of such Person.

“Term” has the meaning set forth in Section 4.1.

“Termination Event” means the occurrence of any of the following:

(a) the withdrawal of the YieldCo General Partner as general partner of the Partnership in accordance with Section 11.1 of the Partnership Agreement;

(b) the removal of the YieldCo General Partner as general partner of the Partnership in accordance with Section 11.2 of the Partnership Agreement, if no Shares (as defined in the Partnership Agreement) held by the Sponsor, the Other Sponsor or their Affiliates voted in favor of such removal; and

(c) the failure of the Sponsor to own, directly or indirectly, at least fifty percent (50%) of the Management Units (as defined in the Holdings Limited Liability Company Agreement).

“Third Party” means any Person other than a Party or an Affiliate of a Party.

“Third Party Sale Period” has the meaning set forth in Section 2.1.

“Transaction Notice” has the meaning set forth in Section 2.1.

“Utility Project Site” means the real property on which a Utility Scale Project is situated, provided that such real property and the Utility Scale Project are separately owned.

“Utility Scale Project” means any wholesale solar energy production facility that is neither a C&I Project nor a Residential Project, including the rights to the site on which the facility is located, the other assets, tangible and intangible, that compose such facility and the transmission and interconnection facilities connecting the Project to an electric utility or other wholesale power offtaker.

“YieldCo General Partner” means 8point3 General Partner, LLC, a Delaware limited liability company.

Section 1.2 Construction; Interpretation.

Except where expressly provided or unless the contract otherwise necessarily requires, in this Agreement:

(a) Reference to a given Article, Section, clause or Annex is a reference to an Article, Section, clause or Annex of this Agreement, unless otherwise specified. The Annexes attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof. The terms “hereof”, “herein”, “hereunder” and “herewith” refer to this Agreement as a whole (including Annex A).

(b) Unless otherwise specifically indicated or the context otherwise requires, (i) all references to “dollars” or “$” mean United States dollars, (ii) words importing the singular shall include the plural and vice versa, and words importing any gender shall include all genders, (iii) all references to “days” means calendar days, (iv) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and (v) all words used as accounting terms shall have the meanings assigned to them under GAAP applied on a consistent basis and as amended from time to time.

(c) If any date on which any action is required to be taken hereunder by any of the Parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

(d) Reference to a given agreement, instrument, document or Law is a reference to that agreement, instrument, document or Law as modified, amended, supplemented and restated through the date as of which such reference is made, and, as to any Law, any successor Law.

(e) Reference to a Person includes its predecessors, successors and permitted assigns. Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(f) The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” shall not be exclusive.

(g) Amounts calculated or determined under this Agreement shall be without double-counting.

(h) No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any Party hereto.

(i) No Person will be required to take any action, or fail to take any action, if to do so would violate any Law.

ARTICLE II

RIGHT OF FIRST OFFER ON ROFO ASSETS

Section 2.1 Notice of Transaction Related to ROFO Assets and Negotiation of Definitive Terms for Transaction. Prior to engaging in any negotiation with a Third Party regarding any proposed Sale of a ROFO Asset (or any portion thereof), the Sponsor shall deliver a written notice to the Operating Company setting forth in reasonable detail the material terms and conditions of the proposed Sale transaction (such notice, a “Transaction Notice”). In the event the Operating Company elects to engage in negotiations to purchase such ROFO Asset, for the next forty-five (45) days (the “Negotiation Period”) the Operating Company and the Sponsor shall engage in non-binding discussions and negotiations in good faith to attempt to agree on definitive terms acceptable to both Parties, in their sole and absolute discretion, for the Sale of the applicable ROFO Asset to the Operating Company or any of its Subsidiaries. If, by the end of the Negotiation Period, the Parties have not agreed to definitive terms for the Sale of such ROFO Asset to the Operating Company or one of its Subsidiaries, the Sponsor will have the right, within the one hundred eighty (180) days following such Negotiation Period (the “Third Party Sale Period”), to consummate a Sale of such ROFO Asset to a Third Party (or agree in writing to undertake such Sale to a Third Party) in accordance with the terms of Section 2.2.

Section 2.2 Negotiations with Third Parties. Neither the Sponsor nor any of its representatives, agents or Affiliates shall solicit offers from, or negotiate or enter into any agreement with, any Third Party for the Sale of any ROFO Asset (or any portion thereof) during the Negotiation Period, and, should the Parties agree on definitive terms during such Negotiation Period, prior to the consummation of such proposed Sale. The Operating Company agrees and acknowledges that during the Third Party Sale Period for any ROFO Asset and the applicable proposed Sale: (a) the Sponsor shall have the absolute right to solicit offers from, negotiate with, and enter into agreements with, any Third Party for the Sale of such ROFO Asset, on terms in all material respects no less favorable to the Sponsor than those offered to the Operating Company, and (b) the Sponsor shall have no further obligation to negotiate with the Operating Company regarding, or offer the Operating Company the opportunity to acquire any interest in, such ROFO Asset; provided, that the price received by the Sponsor as consideration for the Sale of any ROFO Asset to a Third Party shall be no less than the price offered to the Operating Company in the Transaction Notice for the proposed Sale of such ROFO Asset; provided, further, that following any Third Party Sale Period for any ROFO Asset during which no Sale to a Third Party has occurred, the Sponsor shall comply with Section 2.1 (including by delivering a Transaction Notice and negotiating during the Negotiation Period) prior to any Sale of such ROFO Asset to a Third Party (or any entry into any agreement in writing to undertake such Sale).

ARTICLE III

REMOVAL OF ROFO ASSETS

Section 3.1 Removal Right. Commencing July 1, 2016, the Sponsor shall have the right, pursuant to this Article III to remove a ROFO Asset from the list set forth on Annex A if the Sponsor sells or contributes a Non-ROFO Asset to the Operating Company which has a Forecasted Distributed Cash equal to or greater than the Forecasted Distributed Cash of the ROFO Asset to be removed.

Section 3.2 Removal Process.

(a) Within ten (10) Business Days of the closing of a sale or contribution of a Non-ROFO Asset to the Operating Company, the Sponsor shall deliver to the Operating Company a notice (the “Removal Notice”) setting forth its formal request to remove a ROFO Asset from Annex A (the “Removal Request”), including the name of the ROFO Asset to be removed and a calculation of the Forecasted Distributed Cash of such ROFO Asset and of the Non-ROFO Asset previously contributed or sold to the Operating Company (together, the “Forecasted Distributed Cash Calculation”).

(b) If, based upon the Forecasted Distributed Cash Calculation, the Forecasted Distributed Cash of the Non-ROFO Asset is less than the Forecasted Distributed Cash of the ROFO Asset, the Removal Request shall be deemed to be immediately rejected. If, based upon the Forecasted Distributed Cash Calculation, the Forecasted Distributed Cash of the Non-ROFO

Asset is greater than or equal to the Forecasted Distributed Cash of the ROFO Asset, the Operating Company will be afforded a period of thirty (30) days following the delivery of the Removal Notice to review the Forecasted Distributed Cash Calculation, during which period the Operating Company and its advisors shall have the right to inspect the work papers generated by the Sponsor in preparation of the Forecasted Distributed Cash Calculation and shall have reasonable access, during normal business hours, to the relevant personnel of the Sponsor and to information, books and records of the Sponsor, in each case, related to such Forecasted Distributed Cash Calculation. At or before the end of such thirty (30) day review period, the Operating Company will either (i) accept the Removal Request and execute an amendment to this Agreement removing the applicable ROFO Asset from Annex A, or (ii) deliver to the Sponsor a written explanation of those items in the Forecasted Distributed Cash Calculation that the Operating Company disputes. If the Operating Company fails to accept or dispute the Removal Request before the end of the thirty (30) day review period set forth above, the Removal Request shall be deemed to be accepted and the Operating Company shall be obligated to execute an amendment to this Agreement removing the applicable ROFO Asset from Annex A. Within a further period of ten (10) days from the end of the aforementioned review period, the Sponsor and the Operating Company will attempt to resolve in good faith any disputed items (the “Resolution Period”).

(c) Failing a resolution during the Resolution Period, the Sponsor may, for a period of ten (10) Business Days after the end of the Resolution Period, engage an Independent Valuation Expert to resolve the dispute. The Independent Valuation Expert shall promptly review the Forecasted Distributed Cash Calculation and any disputed items thereto and each Party shall provide the Independent Valuation Expert with additional information, including access to all relevant books and records, as the Independent Valuation Expert may reasonably request in order to analyze the Forecasted Distributed Cash Calculation. As promptly as practicable, but in no event later than ten (10) Business Days after its engagement, the Independent Valuation Expert shall deliver to the Parties a written notification, which shall set forth its decision regarding the Forecasted Distributed Cash Calculation. The decision of the Independent Valuation Expert with respect to the Forecasted Distributed Cash Calculation shall be final and binding on the Parties.

(d) Any costs and expenses of the Independent Valuation Expert shall be paid by the non-prevailing Party or as otherwise reasonably determined by the Independent Valuation Expert.

ARTICLE IV

TERM; TERMINATION RIGHTS

Section 4.1 Term. Unless earlier terminated in accordance with this Article IV, the term of this Agreement (the “Term”) shall commence on the date hereof and shall continue in effect until 5:00 p.m. New York City time on the fifth anniversary of the date of this Agreement, at which time this Agreement shall terminate, and the Parties shall have no further rights or obligations under this Agreement, except those that expressly survive the termination of this Agreement; provided, that in the event the Term ends during any Negotiation Period, then the Term shall extend, and this Agreement shall remain in full force and effect, until the expiration of such Negotiation Period.

Section 4.2 Termination Rights. The Sponsor or the Operating Company, as the case may be, shall have the right, upon written notice to the other Party, (a) to terminate this Agreement if the other Party materially breaches or defaults in the performance of its obligations under this Agreement or (b) to terminate this Agreement with respect to any ROFO Asset if the other Party materially breaches or defaults in the performance of its obligations under any transaction agreement for the Sale of such ROFO Asset to the Operating Company or one of its Subsidiaries; provided, that in each case such breach or default is continuing for thirty (30) days after such breaching Party has been given a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default.” The Sponsor also shall have the right to terminate this Agreement at any time after a Termination Event by delivering written notice of termination to the Operating Company, and such termination shall become effective immediately upon the Operating Company’s receipt of such notice. Upon any such termination the Parties shall have no further rights or obligations under this Agreement, except those that expressly survive the termination hereof this Agreement.

ARTICLE V

CONFIDENTIALITY

Section 5.1 Confidential Information. From and after the date hereof, each Party (each, a “Receiving Party”) in possession of any other Party’s (each, a “Disclosing Party”) Confidential Information shall (a) hold, and shall cause its Subsidiaries and Affiliates and its and their shareholders, partners, members, directors, officers, employees, agents, consultants, advisors, lenders, potential lenders, investors, potential investors and other representatives (the “Representatives”) to hold all Confidential Information of each Disclosing Party in strict confidence with at least the same degree of care that applies to such Receiving Party’s confidential and proprietary information, (b) not use such Confidential Information, except as expressly permitted by such Disclosing Party, and (c) not release or disclose such Confidential Information to any other Person, except its Representatives or except as required by applicable Law; provided that notwithstanding the foregoing, a Receiving Party shall be permitted to (i) disclose any Confidential Information to the extent required by court order or under applicable Law (provided, that it shall (A) exercise commercially reasonable efforts to preserve the confidentiality of such Confidential Information, (B) to the extent legally permissible, use commercially reasonable efforts to provide the Disclosing Party in advance of such disclosure, with copies of any Confidential Information it intends to disclose (and, if applicable, the text of the disclosure language itself), and (C) reasonably cooperate with the Disclosing Party and its Affiliates to the extent they may seek to limit such disclosure), (ii) make a public announcement regarding such matters (A) as agreed to in writing by the Disclosing Party or (B) as required by the provisions of any securities laws or the requirements of any exchange on which any Party’s securities may be listed, or (iii) disclose any Confidential Information to its Affiliates and its and their Representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential pursuant to the terms hereof).

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Notices. Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be sent by facsimile, email, hand messenger delivery, overnight courier service, or certified mail (receipt requested) to each other Party at the address set forth below; provided that to be effective any such notice sent originally by facsimile or email must be followed within two (2) Business Days by a copy of such notice sent by overnight courier service (other than any notice delivered by email for which the intended recipient thereof, by reply email, waives delivery of such copy):

If to the Operating Company:

8point3 Operating Company, LLC

c/o 8point3 General Partner, LLC

77 Rio Robles

San Jose, California 95134

Tel: (408) 240-5500

Email: chuck.boynton@sunpower.com

Attention: Charles Boynton, Chief Executive Officer

with copies, which shall not constitute notice, to:

8point3 Operating Company, LLC

c/o 8point3 General Partner, LLC

400 Crossing Boulevard, 5th Floor

Bridgewater, NJ 08807

Tel: (908) 809-4130

Email: jdymbort@firstsolar.com

Attention: Jason Dymbort, General Counsel

8point3 Operating Company, LLC

c/o 8point3 General Partner, LLC

350 West Washington Street, Suite 600

Tempe, Arizona 85281

Tel: (602) 414-9300

Email: mark.widmar@firstsolar.com

Attention: Mark Widmar, Chief Financial Officer

with copies to:

First Solar, Inc.

350 West Washington Street, Suite 600

Tempe, Arizona 85281

Tel: (602) 427-2925

Email: generalcounsel@firstsolar.com

Attention: General Counsel

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue NW

Washington, D.C. 20005

Tel: (202) 371-7402

Fax: (202) 661-8259

Email: lance.brasher@skadden.com

Attention: Lance Brasher

If to First Solar:

First Solar, Inc.

350 West Washington Street, Suite 600

Tempe, Arizona 85281

Tel: (602) 414-9300

Email: mark.widmar@firstsolar.com

Attention: Mark Widmar, Chief Financial Officer

with copies to:

First Solar, Inc.

350 West Washington Street, Suite 600

Tempe, Arizona 85281

Tel: (602) 427-2925

Email: generalcounsel@firstsolar.com

Attention: Paul Kaleta, General Counsel

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue NW

Washington, D.C. 20005

Tel: (202) 371-7402

Email: lance.brasher@skadden.com

            andrea.nicolas@skadden.com

Attention: Lance Brasher; Andrea Nicolas

Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party. Without limiting any other means by which a Party may be able to prove that a notice has been received by another Party, all notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed by first class certified mail, receipt requested; (iii) when received, if sent by facsimile or email, if received prior to 5 p.m., recipient’s time, on a Business Day, or on the next Business Day, if received later than 5 p.m., recipient’s time; and (iv) on the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. In any case hereunder in which a Party is required or permitted to respond to a notice from another Party within a specified period, such period shall run from the date on which the notice was deemed duly given as above provided, and the response shall be considered to be timely given if given as above provided by the last day of the period provided for such response.

Section 6.2 Time is of the Essence. Time is of the essence of this Agreement; provided, however, notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

Section 6.3 Assignment. No Party will convey, assign or otherwise transfer either this Agreement or any of the rights, interests or obligations hereunder without the prior written consent of the other Party hereto (in each of such Party’s sole and absolute discretion). Any such prohibited conveyance, assignment or transfer without the prior written consent of the other Party will be void ab initio. Notwithstanding the foregoing, nothing contained in this Agreement shall preclude (i) any pledge, hypothecation or other transfer or assignment of a Party’s rights, title and interest under this Agreement, including any amounts payable to such Party under this Agreement, to a bona fide Financing Party as security for debt financing to such Party or one of its Affiliates, or (ii) the assignment of such rights, title and interest under this Agreement upon exercise of remedies by a Financing Party following a default by such Party or one of its Affiliates under the financing agreements entered into with the Financing Parties.

Section 6.4 Parties in Interest. This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the Parties hereto and their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by virtue of this Agreement.

Section 6.5 Other Activities. No Party hereto shall be prohibited from engaging in or holding an interest in any other business ventures of any kind or description, or any responsibility to account to the other for the income or profits of any such enterprises or have this Agreement be deemed to constitute any agreement not to compete. This Agreement shall not be deemed to create a partnership, joint venture, association or any other similar relationship between the Parties.

Section 6.6 Captions. All Section titles or captions contained in this Agreement or in any Annex referred to herein and the table of contents of this Agreement are for convenience only and shall not be deemed to be a part of this Agreement or affect the meaning or interpretation of this Agreement.

Section 6.7 GOVERNING LAW. THIS AGREEMENT, INCLUDING THE FORMATION, BREACH, TERMINATION, VALIDITY, INTERPRETATION AND ENFORCEMENT THEREOF, AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. FOR THE AVOIDANCE OF DOUBT, IT IS INTENDED THAT 6 DEL. C. § 2708, WHICH PROVIDES FOR ENFORCEMENT OF DELAWARE CHOICE OF LAW WHETHER OR NOT THERE ARE OTHER RELATIONSHIPS WITH DELAWARE, SHALL APPLY.

Section 6.8 Severability. Whenever possible each provision and term of this agreement will be interpreted in a manner to be effective and valid. If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof, or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid, illegal or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If any term or provision of this Agreement is held to be prohibited or invalid, then such term or provision will be ineffective only to the extent of such prohibition or invalidity without invalidating or affecting in any manner whatsoever the remainder of such term or provision or the other terms and provisions of this Agreement. Upon determination that any other term or provision of this Agreement is invalid, void, illegal, or unenforceable, a court of competent jurisdiction will modify such term or provision so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible under the Law.

Section 6.9 Consent to Jurisdiction. Each of the Parties hereto irrevocably and unconditionally confirms and agrees (a) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (b)(i) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process and notify the other Parties hereto of the name and address of such agent, and (ii) to the fullest extent permitted by applicable Law, that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by Law, service made pursuant to (b)(i) or (ii) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE, INCLUDING THE DELAWARE COURT OF CHANCERY IN AND FOR NEW CASTLE COUNTY (THE “DELAWARE COURTS”) FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO

EXCEPT IN SUCH COURTS), (B) WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND (C) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 6.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and this Agreement supersedes all prior negotiations, agreements or understandings of the Parties of any nature, whether oral or written, relating thereto.

Section 6.11 Amendment. Except as expressly provided for herein, this Agreement may be modified, amended or supplemented only by written agreement executed by the Operating Company and the Sponsor.

Section 6.12 Waiver; Remedies. No delay on the part of the Sponsor or the Operating Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of the Sponsor or the Operating Company of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 6.13 Facsimile; Counterparts. Any Party may deliver executed signature pages to this Agreement by facsimile transmission to the other Parties, which facsimile copy shall be deemed to be an original executed signature page. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute a single instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives.

First Solar, Inc.

By:	/s/ Mark R. Widmar
	Name:	Mark R. Widmar
	Title:	Chief Financial Officer

8point3 Operating Company, LLC

By:	8point3 Energy Partners LP, its managing member

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Mark R. Widmar
	Name:	Mark R. Widmar
	Title:	Chief Financial Officer

[Signature Page to First Solar ROFO Agreement]

ANNEX A

ROFO ASSETS

Project	Location	Capacity (MWAC)
Kingbird	California	40
Moapa	Nevada	250
Cuyama	California	40
Stateline	California	300